Exhibit 99.1

Update to the Press Release titled – Ebix Provides a Strategic Update

Johns Creek, GA – July 14, 2023 – Updated Release with a few clarifications - Ebix, Inc. (NASDAQ: Ebix), today issued an informational release with a few clarifications and updates to the previously issued strategic update release on July 6th, 2023.

A.

The Company reminded investors that the term investment advisory in the July 6th 2023 release should not be construed as “Investment Advice” and should be read only as a simplified disclosure pertaining to relevant matters.

B.	Updates and Clarifications with respect to the EbixCash IPO:

1.

The draft red herring prospectus (DRHP) for our subsidiary, EbixCash Limited (“EbixCash”), dated March 9, 2022, contained financial information for the financial years ended March 31, 2019, March 31 2020, March 31 2021 and for the six months period ended on September 30 2021 and September 30 2020.

2.

Ebix Payment Services Private Limited (“Ebix Payment Services”), a subsidiary of EbixCash, received “a letter of displeasure” from the Reserve Bank of India (“RBI”) dated March 21, 2023 (“RBI Letter”), regarding certain co-branding arrangements of EbixCash with the banks for the issuance and operation of prepaid payment instruments (“PPIs” and the banks “PPI Issuers”). The details of the letter have been disclosed in the addendum to the DRHP filed by EbixCash on June 1, 2023.

A circular dated April 19, 2023 was issued by RBI to all approved/authorized PPI Issuers, according to which, the role of all non-bank entities, including Ebix Payment Services, is to be limited to only marketing / distribution of the PPIs or providing access to the PPI holders to services that are offered.

Accordingly, Ebix Payment Services was asked by RBI to suitably amend the co-branding arrangements/ agreements with the PPI Issuers within one month of the aforesaid communications and strictly comply with the provisions, and the same was complied with. Based on this directive from RBI to amend its co-branding arrangements with the PPI Issuers going forward, Ebix Payment Services has ceased to be a principal under the amended co-branding arrangements from financial year commencing April 1, 2023 and would act as an agent for the PPI Issuers consequent to the amendments made in the contractual arrangement(s) with the PPI Issuer(s).

3.

The Securities and Exchange Board of India (“SEBI”), vide its letter dated April 10, 2023 (“SEBI Letter”), directed the Company to present the financial information being provided in the red herring prospectus (“RHP”) (for all past periods i.e. financial years ended March 31, 2021, March 31, 2022 and March 31, 2023) to be restated on a net basis and presented in line with the RBI’s master directive on pre-paid cards instruments.

4.

In compliance with the RBI Letter and the SEBI Letter, the revenue to be recognized for services provided by the Company post such amendments (commencing April 1, 2023) for co-branded cards would be recognized on a net basis in the financial statements of the Company. Accordingly, the revenue and income for cobranded cards were presented on a net basis, while presenting consolidated financial information for the years ended March 31, 2021, March 31, 2022, and March 31, 2023 (“Restated Consolidated Financial Information”) that was included in the addendum dated June 1, 2023 (“Addendum”). As a result of these changes made, the Restated Consolidated Financial Information in the Addendum and the restated consolidated financial information included in the DRHP are not comparable for the period ended March 31, 2021. Investors are advised to refer to the Addendum for the relevant Financial Information of EbixCash for the aforementioned periods.

5.

Further, the statutory Auditors’ report on the Restated Consolidated Financial Information should not in any way be construed as a reissuance or re-dating of any of the previous audit reports issued by the statutory Auditors, nor should the report be construed as a new opinion on any of the financial statements referred to herein, since it does not change EbixCash’s audited financial information for the prior periods. Please refer to page 5 of the Addendum for the full text of the statutory Auditor’s Examination Report on the Restated Consolidated Financial Information.

6.

Please note that the information included in the DRHP, including to the extent stated in the Addendum, will be suitably updated, as may be applicable in the Red Herring Prospectus, as and when filed with the RoC, the SEBI and the Stock Exchanges. It is to be understood that the underlying audited financial statements for the prior periods have not been modified, however, because of the changed role of the Ebix Payment Services, future financial statements will record revenues for co-branded cards on a net basis.

7.

As a result of the above, and to ensure parity of future financial information for investors, the restated consolidated financial information in the Addendum has reclassified, inter alia, revenue related to pre-paid payment instruments from a gross basis to a net basis. Please refer to note 67 of the Restated Consolidated Financial Information for a reconciliation of the revenues on a gross basis and net basis. It is clarified that the revenue from co-branded prepaid cards, which was 65% of the EbixCash’s consolidated revenues from operations for Fiscal 2023 on a gross basis, reduced to less than 3% of the EbixCash consolidated revenues from operations for Fiscal 2023 on a net basis and as is included in the Restated Consolidated Financial Information. Further, on both, a gross basis and net basis, considering the fact that Ebix Payment Services registered a loss, there was no contribution to the profitability of the EbixCash Group.

C.	Updates with respect to the short report:

1.	With respect to the short report dated June 16, 2022, Ebix, Inc., provided a point-wise rebuttal of certain allegations through a press release on June 21, 2022.

https://www.ebix.com/press-release/ebix-provides-clarifications-on-the-nature-and-metrics-of-its-ebixcash-businesses

2.

Further, EbixCash filed a suit before the Tis Hazari Court, Delhi against Hindenburg Research LLC (“Hindenburg”) and its founders as well as against Google LLC and Twitter Inc. along with other parties (“Defendants”), for permanent, prohibitory and mandatory injunction along with defamation and damages in relation to the a report published by Hindenburg dated June 16, 2022 (“Hindenburg Report”). The Court by way of its orders dated July 5, 2022 and September 9, 2022 had temporarily restrained Nate Anderson, Hindenburg and others from publishing the Hindenburg Report till the final disposal of the suit. In para 12 (g) of the order dated July 5, 2022, the Court has indicated its views on the statements in the report being ‘disparaging, misleading and defamatory in nature’. The matter is currently pending and the next date of hearing is August 14, 2023.

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand infrastructure exchanges to the insurance, financial services, travel and healthcare industries.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in India and many Southeast Asian Nations (“ASEAN”) countries as of December 31, 2021, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management across 75+ countries including India. EbixCash’s Forex operations are carried out primarily through 82 retail branches, 62 retail kiosks in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, 12 seaports, over 250 franchise partners across 69 cities, as well as offered through more than 1200 corporate clients, more than 27 bank clients, and 5-star hotels in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of the leading non-bank travel exchanges based in India and catering to approximately 517,000 agents and approximately 17,900 registered corporate clients as of December 31, 2021. EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

For more information, visit the Company’s website at www.ebix.com

CONTACT:

Satish Sapru

satish.sapru@Ebix.com or +91 99990 13426

Darren Joseph

IR@ebix.com or +1 678 281 2027

David Collins or Chris Eddy, Catalyst Global

ebix@catalyst-ir.com or + 1 212-924-9800

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our,” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason. Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

Disclaimer with respect to Proposed IPO of EbixCash:

EbixCash Limited is proposing, subject to receipt of requisite approvals, market conditions and other considerations, to make an initial public offer of its equity shares and has filed a draft red herring prospectus (“DRHP”) with the Securities and Exchange Board of India as well as addendum dated June 1, 2023 (“Addendum”). The DRHP and Addendum are available on the website of the SEBI at www.sebi.gov.in as well as on the websites of the book running lead managers, Motilal Oswal Investment Advisors Limited at www.motilaloswalgroup.com, Equirus Capital Private Limited at www.equirus.com, ICICI Securities Limited at www.icicisecurities.com, SBI Capital Markets Limited at www.sbicaps.com and YES Securities (India) Limited at www.yesinvest.in, respectively, and the websites of the stock exchange(s) at www.bseindia.com and www.nseindia.com, respectively. Investors should note that investment in equity shares involves a high degree of risk and for details relating to such risk, see “Risk Factors” of the RHP, when available. Potential investors should not rely on the DRHP for any investment decision.